EXHIBIT 99.1

Report of Independent Registered Public Accounting Firm

Board of Directors
Jefferson Capital Systems, LLC

We have audited the accompanying carve out balance sheets of Jefferson Capital Systems, LLC, (the “carve out Company”) a wholly-owned subsidiary of CompuCredit Corporation, as of December 31, 2004 and 2003, and the related carve out statements of operations, parent’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the carve out Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The carve out Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the carve out Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, the accompanying carve out financial statements of Jefferson Capital Systems, LLC (“Jefferson Capital”) reflect the balances and activity in certain previously charged off receivables that were sold to Encore Capital Group, Inc. pursuant to an agreement entered into on June 2, 2005. To present the comparative financial position, results of operations, and changes in cash flows for all accounts comprising the carve out Company in the accompanying carve out financial statements before June 2, 2005, the sold accounts were separated from other accounts retained by Jefferson Capital for the period beginning January 1, 2003 and ending on December 31, 2004 (the “carve out period”).

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of the carve out Company as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP
August 10, 2005

                                                                   Jefferson Capital System, LLC

                                                                         Carve Out Balance Sheets

December 31,	2004	2003

	(Dollars in thousands)
Assets
Investments in previously charged off receivables	$18,371	$10,642
Software and equipment, net	22	9
Deferred tax asset	544	790
Prepaid expenses and other assets	374	-

Total assets	$19,311	$11,441

Liabilities
Current liabilities
Accounts payable and accrued expenses	$383	$420
Accounts payable to parent	1,546	295

Total liabilities	1,929	715
Parent's equity
Parent's equity in net assets	17,382	10,726

Total liabilities and parent's equity	$19,311	$11,441

                                                                                      See accompanying notes to carve out financial statements.

                                                                   Jefferson Capital System, LLC

                                                          Carve Out Statements of Operations

Years ended December 31,	2004	2003

	(Dollars in thousands)
Income from collections on previously charged off receivables	$7,456	$3,860

Operating expense
Salaries and benefits	205	88
Collections - internal	1,221	922
Collections -third party	4,893	4,392
Depreciation	25	30
Rent	37	28
Accounting and legal	71	68
Phone and utilities	104	54
Other selling, general and administrative	304	188

Total operating expense	6,860	5,770

Income (loss) before income taxes	596	(1,910)
Income tax (expense) benefit	(246)	790

Net income (loss)	$350	$(1,120)

                                                                                      See accompanying notes to carve out financial statements.

                                                                   Jefferson Capital System, LLC

                                                    Carve Out Statements of Parent’s Equity

			Total
		Accumulated	Parent's
	Contributions	Deficit	Equity

		(Dollars in thousands)
Balance, January 1, 2003	$-	$-	$-
Contributions from parent	11,846	-	11,846
Net loss	-	(1,120)	(1,120)

Balance, December 31, 2003	11,846	(1,120)	10,726
Contributions from parent	6,306	-	6,306
Net income	-	350	350

Balance, December 31, 2004	$18,152	$(770)	$17,382

                                                                                      See accompanying notes to carve out financial statements.

                                                                   Jefferson Capital System, LLC

                                                          Carve Out Statements of Cash Flows

Years ended December 31,	2004	2003

	(Dollars in thousands)
Operating activities
Net income (loss)	$350	$(1,120)
Adjustments to reconciled net income (loss) to
net cash provided by (used in) operating activities:
Depreciation expense	25	30
Provision (benefit) for deferred taxes	246	(790)
Changes in assets and liabilities:
Increase in prepaid expenses and other assets	(374)	-
(Decrease) increase in accounts payable
and accrued expenses	(37)	420
Increase in accounts payable to parent	1,251	295

Net cash provided by (used in) operating activities	1,461	(1,165)

Investing activities
Investments in previously charged off receivables	(20,906)	(21,644)
Proceeds from collections on previously charged off receivables	13,177	11,002
Purchases of software and equipment	(38)	(39)

Net cash used in investing activities	(7,767)	(10,681)

Financing activity
Contributions from parent	6,306	11,846

Net increase in cash	-	-
Cash and cash equivalents, beginning of year	-	-

Cash and cash equivalents, end of year	$-	$-

                                                                                      See accompanying notes to carve out financial statements.

Jefferson Capital System, LLC

Notes to Carve Out Financial Statements

1. Description of Business

The accompanying carve out financial statements of Jefferson Capital Systems, LLC (the “carve out Company”) reflect the balances and activity in certain previously charged off receivables that were sold to Encore Capital Group, Inc. (“Encore”) pursuant to the Asset Purchase and Forward Flow Agreement (the “Agreement”) entered into by Encore and Jefferson Capital Systems, LLC (“Jefferson Capital”) on June 2, 2005. Prior to June 2, 2005, the accounts were included in the balances of Jefferson Capital, a subsidiary of CompuCredit Corporation (“CompuCredit”). To present the comparative financial position, results of operations, and changes in cash flows for all accounts comprising the Company in the accompanying carve out financial statements before June 2, 2005, the sold accounts were separated from other accounts retained by Jefferson Capital during the period beginning January 1, 2003 and ending on December 31, 2004 (the “carve out period”).

CompuCredit is a provider of various credit and related financial services and products to, or associated with, the underserved (or sub-prime) and “un-banked” consumer markets. In late 2002, CompuCredit formed Jefferson Capital as a debt collections subsidiary and began the process of obtaining the appropriate state licenses and meeting applicable regulatory requirements necessary for Jefferson Capital to hold itself out as a debt collector and a buyer of defaulted credit card accounts. Jefferson Capital now pursues, competitively bids for and acquires previously charged off credit card receivables.

The carve out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and guidelines provided by Staff Accounting Bulletin 55, “Allocation of Expenses and Related Disclosures in Financial Statements of Subsidiaries, Divisions and Lesser Business Components of Another Entity” (“SAB No. 55”) of the Securities and Exchange Commission (“SEC”). When preparing these carve out financial statements, management makes estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ materially from these estimates.

2. Significant Accounting Policies

The following is a summary of significant accounting policies followed in preparation of the carve out financial statements.

Investments in Previously Charged Off Receivables and Revenue Recognition

Investments in previously charged off receivables on the carve out balance sheets include the uncollected purchase price of charged off receivables purchased by the carve out Company. All of the carve out Company’s acquisitions of previously charged off receivables have been from the securitization trusts serviced by CompuCredit. These receivables were acquired subject to a competitive bid process involving other potential third-party portfolio purchasers to ensure that all acquisitions have been at fair market prices.

Static pools consisting of homogenous accounts and receivables are established for each acquisition. Once a static pool is established, the receivables within the pool are not changed. Each static pool is recorded at cost and is accounted for as a single unit for payment application and income recognition purposes. The carve out Company accounts for its investments in previously charged off receivables by applying the cost recovery method on a portfolio-by-portfolio basis under the guidance of Practice Bulletin 6, “Amortization of Discounts on Certain Acquired Loans” (“PB 6”). Under the cost recovery method, income associated with a particular portfolio is not recognized until cash collections have exceeded the investment. Additionally, until such time as cash collected for a particular portfolio exceeds the investment in the portfolio, the carve out Company will incur commission costs and other internal and external servicing costs associated with the cash collections on the portfolio investment that will be charged as an operating expense without any offsetting income amounts.

Cash and Cash Equivalents

CompuCredit provides cash as needed for investments in previously charged off receivables and to support the operations of the carve out Company and collects cash as the carve out Company receives it from its customers. Consequently, the accompanying carve out balance sheets do not include any cash balances.

No portion of CompuCredit’s debt was specifically established to support the operations of Jefferson Capital. Thus, the accompanying carve out statements of operations include no interest income from CompuCredit on the net cash provided by the carve out Company, or interest expense on temporary use of cash provided by CompuCredit.

Software and Equipment

Software and equipment are stated at cost less accumulated depreciation or amortization. Depreciation and amortization expenses are computed using the straight-line method over the estimated useful lives of the assets, which are approximately 3 years for software and 5 years for equipment. Management periodically reviews these assets to determine if any impairment, other than a temporary impairment, exists. There were no such impairments in the periods presented. Software and equipment consist of the following:

December 31,	2004	2003

	(In thousands)
Software	$40	$6
Data processing and telephone
equipment	37	33

Total cost	77	39
Accumulated depreciation	(55)	(30)

Software and equipment, net	$22	$9

Collection Expenses

Internal

Collection expenses primarily include collections personnel. These costs are expensed when incurred, or in the case of prepaid costs, over the respective service period.

Third Party

Third party collection expenses are for commissions to collections agencies. These costs are expensed when incurred, which coincide when collections are remitted to the carve out Company.

Income Taxes

In 2004 and 2003, Jefferson Capital joined in the consolidated income tax filings of CompuCredit. The income tax provision included in the carve out financial statements is accounted for as if the carve out Company were a separate entity, stand-alone filer in its respective tax jurisdictions pursuant to Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“Statement No. 109”). The calculation of the income tax provision is based on the liability method required by Statement No. 109. Under the liability method, deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Jefferson Capital is a single member LLC, which historically has not reimbursed or been reimbursed from its parent for income tax liabilities. Therefore, these carve out financial statements do not include cash paid for income taxes.

3. Related Party Transactions

Investments in Previously Charged Off Receivables

All of the carve out Company’s acquisitions of previously charged off credit card receivables have been from the securitization trusts serviced by CompuCredit. These receivables were acquired subject to a competitive bid process involving other potential third-party portfolio purchasers to ensure that all acquisitions have been at fair market prices. The acquisition amounts for the years ended December 31, 2004 and 2003 were $20,906,377 and $21,643,729, respectively.

Leases

Included in the rent expense on the accompanying carve out statements of operations is a charge for leasing premises from FMT Services, Inc. (“FMT”), a wholly owned subsidiary of CompuCredit. Total rental expense was $36,839 and $27,717 for the years ended December 31, 2004 and 2003, respectively.

Allocation of Costs

The carve out financial statements have been prepared in accordance with SAB No. 55. These rules require allocations of costs for salaries and benefits, depreciation, rent, accounting and legal services, and other selling, general and administrative expenses. Jefferson Capital operates within the same facility as FMT. During 2004 and 2003, FMT allocated costs to Jefferson Capital as follows: (1) salary and benefit expenses directly based on employees servicing Jefferson Capital; (2) collections, depreciation, rent and utilities based on the number of full time employee equivalents serving Jefferson Capital; and (3) management and administrative expenses based on a predetermined percentage of time spent supporting Jefferson Capital.

For carve out financial statement presentation, management has only included in the accompanying statements of operations the amounts they believe would have been necessary to operate the carve out Company autonomously. CompuCredit controls other entities that provide services to the carve out Company. In the opinion of management, these related party transactions are conducted under terms which approximate those which could be obtained from third parties. The above costs allocated from FMT to Jefferson Capital were allocated to the carve out Company based upon the percentage of total collections received on accounts retained by Jefferson Capital versus the collections on the sold accounts for both periods presented.

Employee Benefit Plan

CompuCredit has a 401(k) plan. All full time employees of the carve out Company are eligible to participate in CompuCredit’s 401(k) plan. The 401(k) plan provides for a matching contribution by CompuCredit, which amounted to approximately $29,000 and $30,000 in 2004 and 2003, respectively, and are included in salaries and benefits in the accompanying carve out statements of operations.

4. Income Taxes

Income tax expense or benefit is calculated by applying the effective income tax rate of 41.4% to income or loss before income taxes. The income tax expense or benefit is composed entirely of deferred tax expense or benefit with no components of current tax expense or benefit.
The reconciling difference between the effective income tax rate and the statutory U.S. Federal income tax rate of 35% results from the impact of state income taxes for the years ended December 31, 2004 and 2003.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets as of December 31, 2004 and 2003 of $543,638 and $790,013, respectively, consist solely of net operating loss carryforwards generated in the carve out Company’s initial year of operations.

5. Commitments and Contingencies

Jefferson Capital is subject to various legal proceedings and claims that arise in the ordinary course of business. There are no material pending legal proceedings to which Jefferson Capital is a party.

6. Subsequent Event

Pursuant to the Agreement between Encore and Jefferson Capital entered into on June 2, 2005, Jefferson Capital sold a portfolio of charged off credit card receivables having a face amount of approximately $2.8 billion, as adjusted, to Encore and agreed to sell Encore up to $3.25 billion in face amount of future charged-off credit card receivable acquisitions at established pricing over the next five years (the “Forward Flow Contract”). Pursuant to the Forward Flow Contract, Jefferson Capital is expected to purchase previously charged off credit card receivables from CompuCredit and related parties for delivery to Encore over the life of the contract. Any shortfalls in delivery of the required minimum periodic dollar amounts of previously charged off receivables to Encore could result in Jefferson Capital being required to return a portion of the purchase price related to the Forward Flow Contract.